Exhibit 10.2

FY 2011

RESTRICTED STOCK UNIT AGREEMENT

under the

Hexcel Corporation 2003 Incentive Stock Plan

This Restricted Stock Unit Agreement (the “Agreement”), is entered into as of the Grant Date, by and between Hexcel Corporation, a Delaware corporation (the “Company”), and the Grantee.

The Company maintains the Hexcel Corporation 2003 Incentive Stock Plan (the “Plan”).  The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that the Grantee shall be granted Restricted Stock Units (“RSUs”) upon the terms and subject to the conditions hereinafter contained.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

1.                                       Notice of Grant; Acceptance of Agreement.  The aggregate number of RSUs granted and the Grant Date shall be as set forth under the Grantee’s account on Merrill Lynch Benefits OnLine®.  Grantee will be deemed to accept the terms and conditions of this Agreement by clicking the “Accept” button on the Merrill Lynch Benefits OnLine® Award Acceptance screen with regard to the RSUs.

2.                                       Incorporation of Plan.  The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section IX of the Plan. The RSUs granted herein constitute an Award within the meaning of the Plan.

3.                                       Terms of Restricted Stock Units.  The grant of RSUs provided in Section 1 hereof shall be subject to the following terms, conditions and restrictions:

(a)                                  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of the Common Stock in respect of the RSUs until such RSUs have vested and been distributed to the Grantee in the form of shares of Common Stock.

(b)                                 The RSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the distribution of the Common Stock in respect of such RSUs and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer RSUs in contravention of this Section is void ab initio. RSUs shall not be subject to execution, attachment or other process.

(c)                                  Forfeiture of RSUs on Certain Conditions. Grantee hereby acknowledges that the Company has given or will give Grantee access to certain confidential, proprietary or trade secret information, which the Company considers extremely valuable and which provides the Company with a competitive advantage in the markets in which the Company develops or sells its products.  The Grantee further acknowledges that the use of such information by Grantee other than in furtherance of Grantee’s job responsibilities with the Company would be extremely detrimental to the Company and would cause immediate and irreparable harm to the Company.

In exchange for access to such confidential, proprietary or trade secret information, Grantee hereby agrees as follows:

(i)                                     Notwithstanding anything to the contrary contained in this Agreement, should the Grantee breach the “Protective Condition” (as defined in Section (ii)), then (A) any RSUs, to the extent not previously converted into RSU Shares distributed to the Grantee, shall immediately be cancelled upon such breach, (B) the Grantee shall immediately deliver to the Company the number of RSU Shares the Grantee received during the 180-day period immediately prior to such breach and (C) if any RSU shares were sold during the 180-day period immediately prior to such breach, the Grantee shall immediately deliver to the Company all proceeds of such sales.  “RSU Shares” shall mean shares of Common Stock the Grantee may receive pursuant to this Agreement. The RSU Shares and proceeds to be delivered under clauses (B) and (C) may be reduced to reflect the Grantee’s liability for taxes payable on such RSU Shares and/or proceeds.

(ii)                                  “Protective Condition” shall mean that (A) the Grantee complies with all terms and provisions of any obligation of confidentiality contained in a written agreement with the Company (or a Subsidiary) signed by the Grantee, or otherwise imposed on Grantee by applicable law, and (B) during the time Grantee is employed by the Company (or a Subsidiary) and for a period of one year after the Grantee’s employment with the Company (or a Subsidiary) terminates, the Grantee does not engage, in any capacity, directly or indirectly, including but not limited to as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a 5% equity interest in any enterprise), in any business enterprise then engaged in competition with the business conducted by the Company anywhere in the world; provided, however, that the Grantee may be employed by a competitor of the Company within such one year period so long as the duties and responsibilities of Grantee’s position with such competitor do not involve the same or substantially similar duties and responsibilities as those performed by the Grantee for the Company (or a Subsidiary) in a business segment of the new employer which competes with the business segment(s) with which the Grantee worked or had supervisory authority over while employed by the Company (or a Subsidiary).

(iii)                               In the event clauses 3(c)(i), (ii) or (iii) are unenforceable in the jurisdiction in which the Grantee is employed on the date hereof, such clause(s) nevertheless shall be enforceable to the full extent permitted by the laws of the jurisdiction(s) in which the Grantee engages in any activity prohibited by this clause 3(c).

4.                                       Vesting and Conversion of RSUs.  Subject to Section 5, the RSUs shall vest and be converted into an equivalent number of shares of Common Stock that will be immediately distributed to the Grantee at the rate of 33-1/3% of the RSUs on each of the first three anniversaries of the Grant Date.

5.                                       Termination of Employment; Change of Control.

(a)                                  For purposes of the grant hereunder, any transfer of employment by the Grantee among the Company and its Subsidiaries shall not be considered a termination of employment.  Any change in employment that does not constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations (or any successor provision) shall not be considered a termination of employment.  Any change in employment that does constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations (or any successor provision) shall be considered a termination of employment.

(b)                                 If the Grantee dies or terminates employment due to Disability (as defined in the last Section hereof), all RSUs shall immediately vest, be converted into shares of Common Stock and be distributed to the Grantee within 30 days of the date of such termination; provided, however, that if the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) as of the date of such termination, all RSUs shall immediately vest but shall not be converted into shares of Common Stock and distributed to the Grantee until the earlier of (i) the date which is six months after the date of the Grantee’s termination of employment and (ii) the date of the Grantee’s death.  If the Grantee’s employment with the Company terminates due to the Grantee’s Retirement (as defined in the last Section hereof), all RSUs shall continue to vest (and be converted into an equivalent number of shares of Common Stock that will be distributed to the Grantee) in accordance with Section 3 above. If the Grantee dies during the three year period immediately following the Retirement of the Grantee, then all RSUs shall immediately vest, be converted into shares of Common Stock and be distributed to the Grantee’s personal representative within 30 days of the date of such death.

(c)                                  Subject to Section 5(d), if the Grantee’s employment terminates for any reason other than death, Disability or Retirement, the Grantee shall forfeit all unvested RSUs.

(d)                                 Notwithstanding any other provision contained herein or in the Plan, in the event of a Change in Control (as defined in the last Section hereof) or of the termination of this Agreement within twelve months of a complete liquidation or dissolution of the Company that is taxed under Section 331 of the Code, all RSUs shall immediately vest, be converted into shares of Common Stock and be distributed to the Grantee within 30 days of the date of such event or (in the event of a complete liquidation or dissolution of the Company) as soon as administratively practicable thereafter.

6.                                       Equitable Adjustment.  The aggregate number of shares of Common Stock subject to the RSUs shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Company, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Company.

7.                                       Issuance of Shares.  Any shares of Common Stock to be issued to the Grantee under this Restricted Stock Unit Agreement may be issued in either certificated form, or in uncertificated form (via the Direct Registration System or otherwise).

8.                                       Taxes.  Upon the conversion into shares of Common Stock of some or all of the RSUs, absent a notification by the Grantee to the Company which is received by the Company at least three business days prior to the date of such conversion to the effect that the Grantee will pay to the Company or a Subsidiary by check or wire transfer any taxes (“Withholding Taxes”) the Company reasonably determines it or a Subsidiary is required to withhold under applicable tax laws with respect to the RSUs which are the subject of such conversion, the Company will reduce the number of shares of Common Stock to be distributed to the Grantee in connection with such conversion by a number of shares of Common Stock the Fair Market

Value on the date of such conversion of which is equal to the total amount of Withholding Taxes.  In the event the Grantee elects to pay to the Company or a Subsidiary the Withholding Taxes with respect to the conversion of some or all of the RSUs by check or wire transfer, the Company’s obligation to deliver shares of Common Stock shall be subject to the payment in available funds by the Grantee of all Withholding Taxes with respect to the RSUs which are the subject of such conversion.  The Company or a Subsidiary shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state, local or other taxes required to be withheld with respect to such payment.

9.                                       No Guarantee of Employment.  Nothing set forth herein or in the Plan shall confer upon the Grantee any right of continued employment for any period by the Company, or shall interfere in any way with the right of the Company to terminate such employment.

10.                                 Section 409A

(a)                                  It is intended that this Agreement comply in all respects with the requirements of Sections 409A(a)(2) through (4) of the Code and applicable Treasury Regulations and other generally applicable guidance issued thereunder (collectively, the “Applicable Regulations”), and this Agreement shall be interpreted for all purposes in accordance with this intent.

(b)                                 Notwithstanding any term or provision of this Agreement (including any term or provision of the Plan incorporated herein by reference), the parties hereto agree that, from time to time, the Company may, without prior notice to or consent of the Grantee, amend this Agreement to the extent determined by the Company, in the exercise of its discretion in good faith, to be necessary or advisable to prevent the inclusion in the Grantee’s gross income pursuant to the Applicable Regulations of any compensation intended to be deferred hereunder. The Company shall notify the Grantee as soon as reasonably practicable of any such amendment affecting the Grantee.

(c)                                  In the event that the amounts payable under this Agreement are subject to any taxes, penalties or interest under the Applicable Regulations, the Grantee shall be solely liable for the payment of any such taxes, penalties or interest.

(d)                                 Except as otherwise specifically provided herein, the time for distribution of the RSUs as provided in Sections 4, 5(b) and 5(c) shall not be accelerated or delayed for any reason, unless to the extent necessary to comply with or permitted under the Applicable Regulations.

11.                                 Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s employment records, or such other address as the Grantee may designate in writing to the Company, or to the Company, Attention:  Corporate Secretary, or such other address as the Company may designate in writing to the Grantee.

12.                                 Failure To Enforce Not a Waiver.  The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13.                                 Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a three arbitrators constituting an Employment Dispute Tribunal, to be held in Connecticut in accordance with the commercial rules and procedures of the American Arbitration Association.  Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law.  Each party shall bear such party’s own expenses incurred in connection with any arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.

14.                                 Miscellaneous.  This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

15.                                 Definitions.  For purposes of this Agreement:

(a)                                  “Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  The term “Control” shall have the meaning specified in Rule 12b-2 under the Exchange Act;

(b)                                 “Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act modified to reflect ownership pursuant to Section 318(a) of the Code;

(c)                                  “Cause” shall mean any (A) willful and continued failure by the Grantee to obey the reasonable instructions of a person to whom he reports, (B) willful and continued neglect by the Grantee of his duties and obligations as an employee of the Company or (C) willful misconduct of the Grantee or other actions in bad faith by the Grantee which are to the detriment of the Company including, without limitation, conviction of a felony, embezzlement or misappropriation of funds or conviction of any act of fraud. For purposes of the foregoing, no act or failure to act on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith and without the reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company;

(d)                                 “Change in Control” shall mean any of the following events:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Company (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Total Voting Power”); excluding, however, the following: (I) any acquisition by the Company or any of its Controlled Affiliates, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates, (III) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (iv) below and (IV) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Company immediately prior to such acquisition; or

(ii)                                  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of the Company; excluding, however, any acquisition described in subclauses (I) through (IV) of subsection (i) above; or

(iii)                               a change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Company’s stockholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(iv)                              there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction (A) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Common Stock of the Company and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the  then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); provided, however, that notwithstanding anything to the contrary in subsections (i) through (iv) above, an event which does not constitute a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not be considered a Change in Control for purposes of this Agreement;

(e)                                  “Disability” shall have the same meaning as in the Company’s then current long term disability plan;

(f)                                    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act and shall include “persons acting as a group” within the meaning of Section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations (or any successor provision); and

(g)                                 “Retirement” shall mean termination of the Grantee’s employment, other than by reason of death or Cause, either (A) at or after age 65 or (B) at or after age 55 after five (5) years of employment by the Company (or a Subsidiary thereof).